Exhibit 10.35

EXECUTION VERSION

INCREMENTAL AMENDMENT AND AMENDMENT NO. 4

FIRST LIEN CREDIT AGREEMENT

INCREMENTAL AMENDMENT AND AMENDMENT NO. 4 TO THE FIRST LIEN CREDIT AGREEMENT, dated as of June 8, 2018 (this “Agreement”), by and among the JPMorgan Chase Bank N.A. (the “First Lien Incremental Revolving Lender”), BrightView Holdings, Inc., a Delaware corporation (“Holdings”, formerly known as BrightView Acquisition Holdings, Inc., a successor to Garden Acquisition Holdings, Inc.), BrightView Landscapes, LLC, a Delaware limited liability company (the “Borrower”, a successor to Garden Merger Sub, LLC) and Morgan Stanley Senior Funding, Inc., as administrative agent for the Lenders (the “Administrative Agent”) under the First Lien Credit Agreement, dated as of December 18, 2013 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) among inter alios Holdings, the Borrower, the Administrative Agent and the Lenders party thereto.

RECITALS:

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish Incremental Commitments by, among other things, entering into one or more Incremental Facility Amendments with Incremental Lenders pursuant to Section 2.14;

WHEREAS, the Borrower has requested that the First Lien Incremental Revolving Lender provide Incremental Commitments (the “First Lien Incremental Revolving Commitments”) in an aggregate principal amount to increase the Revolving Credit Facility, equal to $35,000,000, the proceeds of which will be used by the Borrower and its subsidiaries for working capital and for other general corporate purposes.

WHEREAS, the Borrower has requested that the Credit Agreement be amended as provided herein; and

WHEREAS, the parties party hereto are willing to agree to the terms of this Amendment and on the terms, and subject to the conditions, set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.	Incremental Facility. The First Lien Incremental Revolving Lender hereby agrees that its respective First Lien Incremental Revolving Commitment and, to the extent applicable, its respective Incremental Loans will be made on the following terms and conditions:

a.	Subject solely to the conditions set forth in Section 3 below, as of the Effective Date (x) the First Lien Incremental Revolving Lender hereby agrees to provide its respective portion of the First Lien Incremental Revolving Commitments as set forth on Schedule 1.1(b) annexed hereto under the heading “First Lien Incremental Revolving Commitments”.

b.

The First Lien Incremental Revolving Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender and as an Incremental Lender.

c.	Except as expressly set forth in this Agreement, for all purposes under the Credit Agreement and the other Credit Documents, the First Lien Incremental Revolving Commitments will have the same terms, and be treated as the same Class, as the Revolving Credit Commitments and the First Lien Incremental Loans shall have the same terms, and be treated as the same Class, as the Revolving Credit Loans (including for purposes of mandatory prepayments and voluntary prepayments). On and after the Effective Date, each reference in the Credit Agreement to (i) “Revolving Credit Commitments” shall be deemed to include a reference to the First Lien Incremental Commitments contemplated hereby and (ii) “Revolving Credit Loans” shall be deemed to include a reference to the First Lien Incremental Loans, except in each case as the context may otherwise require. For the avoidance of doubt, (x) the Incremental Revolving Credit Maturity Date for the First Lien Incremental Revolving Commitments and for the First Lien Incremental Loans shall be the Revolving Credit Maturity Date and (y) the Applicable Margin and the Commitment Fee Rate for the First Lien Incremental Loans shall be the same as for the Revolving Credit Loans and Revolving Credit Commitments.

d.	Upon giving effect to the First Lien Incremental Revolving Commitments, the Revolving Loans shall be reallocated among the Lenders (including the First Lien Incremental Revolving Lenders) in accordance with their respective Revolving Credit Commitment Percentage (calculated after giving effect to the First Lien Incremental Revolving Commitments) (with such reallocation to be effected as directed by the Administrative Agent, including through the funding of new Revolving Loans and the repayment of existing Revolving Loans).

e.	First Lien Incremental Revolving Lender. To the extent not already a Lender, the First Lien Incremental Revolving Lender acknowledges and agrees that upon its execution of this Agreement, it shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

f.	Credit Agreement Governs. Except as set forth in this Agreement, the First Lien Incremental Loans and the First Lien Incremental Revolving Commitments shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

2.	Amendments. Pursuant to Section 13.1 of the Credit Agreement and subject solely to the conditions set forth in Section 3 below, each of the parties hereto agrees that as of the Amendment No. 4 Effective Date (defined below), the Credit Agreement shall be amended as follows:

a.	Amendment No. 4. The following definitions shall be added to Section 1.1 of the Credit Agreement:

“‘Amendment No. 4’ shall mean that certain Incremental Amendment and Amendment No. 4 to the First Lien Credit Agreement, dated as of June 8, 2018, by and among JPMorgan Chase Bank N.A., Holdings, Borrower and the Administrative Agent.

“‘Amendment No. 4 Effective Date’ shall mean the date on which each of the conditions set forth in Section 3 of Amendment No. 4 shall have been satisfied.”

b.	Revolving Credit Commitment. The definition of “Revolving Credit Commitment” appearing in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Revolving Credit Commitment’ shall mean, as to each Revolving Credit Lender, its obligation to make Revolving Credit Loans to the Borrower pursuant to Section 2.1(b), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 1.1(b) under the caption ‘Total Revolving Credit Commitments’ or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $235,357,142.86 on the Amendment No. 4 Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.”

3.	Effective Date Conditions. This Agreement will become effective on the date (the “Effective Date”) on which each of the following conditions is satisfied:

a.	All fees and out-of-pocket expenses required to be paid or reimbursed by Holdings and the Borrower pursuant to Section 13.5 of the Credit Agreement in connection with this Amendment No. 4 shall have been paid or reimbursed by (or on behalf of) Holdings and the Borrower;

b.	The Administrative Agent shall have received a counterpart of this Agreement duly executed and delivered by each of the Borrower and the First Lien Incremental Revolving Lender;

c.	The Administrative Agent shall have received a Certificate certifying that the New Loan Commitments do not exceed the Maximum Incremental Facilities Amount;

4.	Notice. For purposes of the Credit Agreement, the initial notice address of the First Lien Incremental Revolving Lender shall be as separately identified to the Administrative Agent.

5.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

6.	Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

7.	GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVERS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Section 13.13 of the Credit Agreement is hereby incorporated into this Agreement mutatis mutandis.

8.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

9.	Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

10.	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AGREEMENT OR THE PERFORMANCE OF SERVICES HEREUNDER.

11.	Credit Document. On and after the Amendment No. 4 Effective Date, this Agreement shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents (it being understood that for the avoidance of doubt this Agreement may be amended or waived solely by the parties hereto as set forth in Section 6 above).

12.	Effect of Agreement. Except as expressly set forth herein, (i) this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or any other Agent, in each case under the Credit Agreement, the Security Agreement or any other Credit Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Security Agreement or any other provision of either such agreements or any other Credit Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement, the Security Agreement or any other Credit Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Credit Party reaffirms its obligations under the Credit Documents to which it is party and the validity of the guarantees and Liens granted by it pursuant to the Guarantee and the Security Documents. From and after the Effective Date, (x) all references to the Credit Agreement in any Credit Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as modified by this Agreement and (y) all references to the Security Agreement in any Credit Document and all references in the Security Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Security Agreement, shall, unless expressly provided otherwise, refer to the Security Agreement as modified by this Agreement. Each of the Credit Parties hereby consents to this Agreement and confirms that all obligations of such Credit Party under the Credit Documents to which such Credit Party is a party shall continue to apply to the Credit Agreement and Security Agreement as modified hereby.

[Signature pages to follow]

IN WITNESS WHEREOF, this Amendment No. 4 to Credit Agreement has been executed by the parties hereto as of the date first written above.

HOLDINGS:

BRIGHTVIEW HOLDINGS, INC. By: /s/ John Feenan Name: John Feenan Title: Vice President, Chief Financial Officer and Treasurer

BORROWER:

BRIGHTVIEW LANDSCAPES, LLC By: /s/ Katriona Knaus Name: Katriona Knaus Title: Treasurer

[Amendment No. 4 Signature Page (BrightView Landscapes, LLC)]

THE ADMINISTRATIVE AGENT:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent By: /s/ Lisa Hanson Name: Lisa Hanson Title: VP

[Signature Page to Agreement]

THE FIRST LIEN INCREMENTAL REVOLVING LENDER

JPMORGAN CHASE BANK N.A., as the First Lien Incremental Revolving Lender By: /s/ Philip Mousin Name: Philip Mousin Title: Executive Director

SCHEDULE 1.1(b)

First Lien Incremental Revolving Commitments

Name of First Lien Incremental Revolving Lender	Type of Commitment	Commitment Amount
JPMorgan Chase Bank N.A.	First Lien Incremental Revolving Commitment	$35,000,000.00

TOTAL		$35,000,000.00

Total Revolving Credit Commitments

Name of Lender	Total Commitment Amount	Percentage of Total
JPMorgan Chase Bank N.A.	$35,000,000.00

TOTAL	$235,357,142.86	100.000000000%